UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 14, 2007

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 14, 2007, WCI Communities Inc. (the “Company”) announced that Mr. James F. McDonald, CEO of Scientific Atlanta had been appointed as a member of its Board of Directors, effective immediately. In connection with the appointment, the Board also approved a resolution increasing the number of Directors from nine (9) to ten (10).

The Company also reported in the press release that Mr. McDonald will serve on the Company’s Audit, Executive Compensation and Nominating/Corporate Governance Committees. For serving as a director and member of these three committees, Mr. McDonald will receive the standard director compensation to which he is entitled as a non-employee director in accordance with the Board’s existing compensation program. A description of the Board’s compensation program is contained in the Company’s 2006 Proxy Statement.

In addition, the Company has entered into an indemnification agreement with Mr. McDonald, on terms consistent with the terms of the indemnification agreements entered into with the other non-employee directors of the Company.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

99.1	Press release dated February 14, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ James D. Cullen
Name:	James D. Cullen
Title:	Vice President

Date: February 14, 2007